UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Resignation of Registrant’s Certifying Accountants

On May 20, 2009, VeraSun Energy Corporation (the “Company”) received notification from McGladrey & Pullen LLP (“McGladrey”) of their resignation as the Company’s independent registered public accounting firm.

McGladrey’s report on the Company’s consolidated financial statements for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles. McGladrey did not issue a report on the Company’s consolidated financial statements for the year ended December 31, 2008.

During the Company’s fiscal year ended December 31, 2007, and the period January 1, 2008 through May 20, 2009, there were no disagreements between the Company and McGladrey on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to McGladrey’s satisfaction, would have caused it to make reference to the matter in conjunction with their report on the Company’s consolidated financial statements for the relevant year.

During the Company’s fiscal years ended December 31, 2007, and the period January 1, 2008 through May 20, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that during the quarter ended September 30, 2008, the accountants advised the registrant of identified deficiencies in internal control over financial reporting that, in the aggregate, were determined to be a material weakness. This communication was discussed with the registrant’s audit committee and the material weakness was disclosed in the September 30, 2008 Form 10-Q filed on November 19, 2008.

The Company has furnished a copy of the above disclosures to McGladrey and requested that McGladrey provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2009, the Company’s Board of Directors determined that the office of Chief Executive Officer is no longer necessary because of the completion of work and termination of the Transition Services Agreement, dated April 1, 2009, between the Company and Valero Renewable Fuels Company, LLC (“Valero”), and because the remaining activities of the Company are expected to consist of completing the wind-down of its operations and implementation a plan of reorganization, effectiveness of which will be subject to creditor approval and confirmation by the Bankruptcy Court. Accordingly, Donald L. Endres, the Company’s Chief Executive Officer, ceased to serve as Chief Executive Officer effective May 18, 2009, and his employment with the Company will terminate effective as of May 26, 2009. Mr. Endres will continue to serve as a director of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from McGladrey to the Securities and Exchange Commission, dated May 22, 2009, regarding agreement with the statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: May 22, 2009	By:	/s/ Mark Dickey
Mark Dickey
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from McGladrey to the Securities and Exchange Commission, dated May 22, 2009, regarding agreement with the statements made in this Form 8-K.